EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2008 relating to the financial statements of Pharmos Corporation, which appears in Pharmos Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007.

PricewaterhouseCoopers LLP
New York, New York
February 27, 2008